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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our reports dated April 29, 1999, expect for the fifth paragraph of Note 2 and second paragraph of Note 8 as to which the date is July 14, 1999, relating to the consolidated financial statements of Perfumania, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Miami, Florida
September 22, 1999